Exhibit 99.1

Contact: Harvey Kamil	Carl Hymans
NBTY, Inc.	G.S. Schwartz & Co.
President & Chief Financial Officer	212-725-4500
631-200-2020	carlh@schwartz.com

Contact: Harvey Kamil	Carl Hymans
NBTY, Inc.	G.S. Schwartz & Co.
President & Chief Financial Officer	212-725-4500
631-200-2020	carlh@schwartz.com

NBTY ANNOUNCES PRELIMINARY UNAUDITED NET SALES RESULTS FOR JULY 2010

RONKONKOMA, N.Y. — August 9, 2010 - NBTY, Inc. (NYSE: NTY) (www.NBTY.com), a leading global manufacturer and marketer of nutritional supplements, today announced preliminary unaudited net sales results for the month of July 2010.

NBTY’s preliminary unaudited net sales results for the month of July 2010 by segment are as follows:

NET SALES

(Preliminary and Unaudited)

FOR THE MONTH OF JULY

($ In Millions)

	2010	2009	% Change

Wholesale / US Nutrition	$144	$127	13%

North American Retail	$18	$17	10%

European Retail	$55	$55	—%

Direct Response / E-Commerce	$20	$19	6%

Total	$237	$217	9%

North American Retail same store sales increased 7% for the one month period.  European Retail net sales in local currency, (British Pound Sterling), increased 7% and same store sales increased 4% for the one month period.

ABOUT NBTY, INC.

NBTY is a leading global vertically integrated manufacturer, marketer and distributor of a broad line of high-quality, value-priced nutritional supplements in the United States and throughout the world. Under a number of NBTY and third party brands, the Company offers over 22,000 products, including products marketed by the Company’s Nature’s Bounty® (www.NaturesBounty.com), Vitamin World® www.VitaminWorld.com), Puritan’s Pride® (www.Puritan.com), Holland & Barrett® (www.HollandAndBarrett.com), Rexall® (www.Rexall.com), Sundown® (www.SundownNutrition.com), MET-Rx® (www.MetRX.com), Worldwide Sport Nutrition® (www.SportNutrition.com), American Health® (www.AmericanHealthUS.com), GNC (UK)® (www.GNC.co.uk), DeTuinen® (www.DeTuinen.nl), LeNaturiste™ (www.LeNaturiste.com), SISU® (www.SISU.com, Solgar® (www.Solgar.com), Good ‘n’ Natural® (www.goodnnatural.com), Home Health™ (www.homehealthus.com), Julian Graves, Ester-C® (www.Ester-C.com) and Natural Wealth (www.naturalwealth.com) brands. NBTY routinely posts information that may be important to investors on its web site.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger (the “Merger”) of NBTY, Inc. (the “Company”) with Alphabet Merger Sub, Inc., a wholly owned subsidiary of Alphabet Holding Company, Inc., the Company filed a preliminary proxy statement with the SEC on August 3, 2010.  When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THESE PROXY STATEMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The Company’s stockholders will be able to obtain, without charge, a copy of the preliminary proxy statement, the definitive proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  The Company’s stockholders will also be able to obtain, without charge, a copy of the preliminary proxy statement, the definitive proxy statement (when available) and other relevant documents by directing a request by mail or telephone to NBTY, Inc, Attn: General Counsel, 2100 Smithtown Avenue, Ronkonkoma, New York 11779, telephone: (631) 567-9500, or from the Company’s website, http://www.nbty.com.

PARTICIPANTS IN SOLICITATION

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger.  Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on January 15, 2010.  Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the preliminary proxy statement, the definitive proxy statement (when available) and other relevant documents regarding the Merger when filed with the SEC.